                                                                   EXHIBIT 10





================================================================================



                        POOLING AND SERVICING AGREEMENT



                                    between



                             FIDELITY NATIONAL BANK
                            as Seller and Servicer,


                                      and


                             THE BANK OF NEW YORK,
                                   as Trustee



                            Dated as of July 1, 1996



                         FIDELITY GRANTOR TRUST 1996-1

                        6.85% Asset Backed Certificates





================================================================================

                                                    TABLE OF CONTENTS

                                                                                                                     Page

                                                        ARTICLE I

                                                       Definitions
      Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      Section 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE II

                                     Creation of the Trust; Conveyance of Receivables

      Section 2.01.  Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Section 2.02.  Conveyance of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Section 2.03.  Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                       ARTICLE III

                                                     The Receivables

      Section 3.01.  Representations and Warranties of the
                        Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 3.02.  Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 3.03.  Repurchase upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 3.04.  Custody of Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Section 3.05.  Duties of Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Section 3.06.  Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      Section 3.07.  Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      Section 3.08.  Effective Period and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE IV

                                       Administration and Servicing of Receivables

      Section 4.01.  Duties of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      Section 4.02.  Collection of Receivable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      Section 4.03.  Realization Upon Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      Section 4.04.  Physical Damage Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      Section 4.05.  Maintenance of Security Interests in
                        Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 4.06.  Covenants of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 4.07.  Purchase of Receivables Upon Breach of
                        Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      Section 4.08.  Servicing Fee; Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      Section 4.09.  Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      Section 4.10.  Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      Section 4.11.  Annual Independent Accountants' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      Section 4.12.  Access to Certain Documentation and
                        Information Regarding Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE V

                                              Accounts; Application of Funds

      Section 5.01.  Reserved.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      Section 5.02.  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      Section 5.03.  Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      Section 5.04.  Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      Section 5.05.  Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      Section 5.06.  Purchase Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      Section 5.07.  Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      Section 5.08.  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      Section 5.09.  The Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      Section 5.10.  Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Section 5.11.  Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Section 5.12.  Accounting and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                        ARTICLE VI

                                                     The Certificates

      Section 6.01.  The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      Section 6.02.  Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      Section 6.03.  Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      Section 6.04.  Certain Transfer Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      Section 6.05.  Mutilated, Destroyed, Lost or Stolen
                        Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      Section 6.06.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      Section 6.07.  Access to List of Certificateholders' Names
                        and Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      Section 6.08.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      Section 6.09.  Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      Section 6.10.  Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE VII

                                                        The Seller

      Section 7.01.  Representations of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      Section 7.02.  Liabilities of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      Section 7.03.  Merger or Consolidation of, or Assumption
                        of the Obligations of, the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      Section 7.04.  Limitation on Liability of Certain Persons
                        of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                       ARTICLE VIII

                                                       The Servicer

      Section 8.01.  Representations of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      Section 8.02.  Liability of Servicer; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
      Section 8.03.  Merger or Consolidation of, or Assumption
                        of the Obligations of, the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

      Section 8.04.  Limitation on Liability of Servicer and
                        Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      Section 8.05.  Appointment of Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      Section 8.06.  Servicer Not to Resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE IX

                                               Servicer Termination Events

      Section 9.01.  Servicer Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      Section 9.02.  Consequences of a Servicer Termination
                        Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      Section 9.03.  Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      Section 9.04.  Notification to Rating Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      Section 9.05.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      Section 9.06.  Repayment of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                        ARTICLE X

                                                       The Trustee

      Section 10.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      Section 10.02.  Certain Matters Affecting Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      Section 10.03.  Trustee Not Liable for Certificates or
                        Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      Section 10.04.  Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      Section 10.05.  Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      Section 10.06.  Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      Section 10.07.  Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      Section 10.08.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      Section 10.09.  Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      Section 10.10.  Appointment of Co-Trustee or Separate
                        Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      Section 10.11.  Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
      Section 10.12.  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                                        ARTICLE XI

                                                       Termination

      Section 11.01.  Termination of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      Section 11.02.  Optional Purchase of All Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                       ARTICLE XII

                                                 Miscellaneous Provisions

      Section 12.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
      Section 12.02.  Protection of Title to Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      Section 12.03.  Separate Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
      Section 12.04.  Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  69
      Section 12.05.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Section 12.06.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

      Section 12.07.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
      Section 12.08.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Section 12.09.  Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Section 12.10.  Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Section 12.11.  Limitations on Rights of Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      Section 12.12.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SCHEDULE I -- Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

EXHIBIT A  Form of Class A Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B  Form of Class B Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C  Form of Depository Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D  Reserved   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E  Form of Servicer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F  Form of Transferor's Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT G  Form of Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1

      POOLING AND SERVICING AGREEMENT dated as of July 1, 1996, among FIDELITY NATIONAL BANK, a national banking association, as seller and as servicer (in such capacities, the "Seller" or the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

      WHEREAS the Seller has purchased a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts from retail motor vehicle dealers in the ordinary course of its business;

      WHEREAS the Seller wishes to sell and assign such receivables to the Trust (as defined herein); and

      WHEREAS the Servicer is willing to service such receivables, and the Trustee is willing to act as Trustee of the Trust;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Account Property" means the Collection Account or the Reserve Account and all amounts and investments from time to time deposited or transferred to or held in such account for or on behalf of the Trust, including any cash, checks, money orders, deposit accounts, Physical Property, book-entry securities, or uncertificated securities, and all proceeds of the foregoing.

         "Advance" shall have the meaning specified in Section 5.05.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Pooling and Servicing Agreement.

         "Amount Financed" means, with respect to any Receivable, the amount advanced under the related Contract toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, and other items customarily financed as part of retail automobile installment sale contracts or promissory notes, but excluding any amount allocable to any premium for force-placed physical damage insurance covering the Financed Vehicle.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

         "Available Funds" means, with respect to any Determination Date or Distribution Date, (i) all amounts received during the related Collection Period (other than (a) amounts that are transferred to the Collection Account during such Collection Period in respect of the immediately preceding Collection Period, as described in clauses (ii) and (iii) below and (b) the amount of any Insured Payments for such Distribution Date), from whatever source, on or in respect of the Receivables, including any Net Liquidation Proceeds and insurance proceeds, (ii) all Advances made by the Servicer during or with respect to such Collection Period, (iii) all amounts transferred to the Collection Account in respect of Purchase Amounts for such Collection Period for Purchased Receivables, (iv) any Recoveries for such Collection Period and
(v) Investment Income for such Collection Period on amounts on deposit in the Collection Account.

         "Average Pool Balance" means, with respect to any Collection Period, the average of the Pool Balance at the beginning of business on the first day of such Collection Period and at the close of business on the last day of such Collection Period.

         "Benefit Plan" shall have the meaning specified in Section 6.04(b).

         "Book-Entry Certificates" means beneficial interests in Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 6.09.

         "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or any other day on which commercial banking institutions in The City of New York, or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

         "Certificate" means a 6.85% Asset Backed Certificate, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A.

         "Certificate Balance" means, initially, $92,406,239.80, and, as of any date of determination thereafter, such initial Certificate Balance reduced by all amounts previously distributed to Holders of the Certificates and allocable to principal.

         "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

         "Certificate Pool Factor" means, with respect to each class of Certificates as of the close of business on the last day of each Collection Period, a seven-digit decimal figure equal to the outstanding principal amount of such class of Certificates (after giving effect to any reduction thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal amount of such class of Certificates. The Certificate Pool Factor for each class of Certificates will be 1.0000000 as of the Closing Date and will decline thereafter to reflect reductions in the outstanding principal amount of such class of Certificates.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 6.03.

         "Claim Date" shall have the meaning specified in Section 5.09(b).

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means July 30, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.02(b)(i).

         "Collection Period" means (other than with respect to the first collection Period) a calendar month. With respect to the first Collection Period, the period beginning on July 1, 1996 and ending on August 31, 1996. As used herein, the "related Collection Period" with respect to any Distribution Date or Determination Date means the calendar month immediately preceding the calendar month in which such Distribution Date or Determination Date, as applicable, occurs or, with respect to the Determination Date and Distribution Date in September 1996, the period beginning on July 1, 1996 and ending on August 31, 1996.

         "Contract" means a motor vehicle retail installment sale contract between a Dealer and one or more Obligors.

         "Controlling Party" means (i) as long as the Policy is in effect and no Security Insurer Default has occurred and is continuing, the Security Insurer and (ii) if a Security Insurer Default has occurred and is continuing or the Policy is otherwise no longer in effect, the Trustee for the benefit of the Certificateholders.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which at the time of execution of this Agreement is located at The Bank of New York, 101 Barclay Street, New York, New York (facsimile no.: (212) 815-7184),
Attention: Asset Backed Unit, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer and the Security Insurer, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders, the Seller, the Servicer and the Security Insurer).

         "Cumulative Net Loss Rate" means, with respect to any date of determination, the amount, expressed as a percentage, which is (A) an amount equal to (i) the aggregate principal balance of all Receivables that became Liquidated Receivables through such date of determination plus interest due and unpaid thereon under the related Contracts, minus (ii) all Net Liquidation Proceeds received through such date of determination with respect to such Liquidated Receivables, (B) divided by the Initial Pool Balance.

         "Cutoff Date" means July 1, 1996.

         "Dealer" means a dealer that sold a Financed Vehicle to an Obligor and sold and assigned the related Receivable to the Seller pursuant to a Dealer Agreement.

         "Dealer Agreement" means an agreement between the Seller and a Dealer pursuant to which such Dealer sells Contracts to the Seller.

         "Defaulted Receivable" means a Receivable with respect to which any of the following shall have occurred: (i) a payment under the related Contract is 180 or more days delinquent or (ii) the Servicer has determined in good faith that payments under the related Contract are not likely to be resumed.

         "Definitive Certificates" shall have the meaning specified in Section 6.09.

         "Delivery" when used with respect to Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the

Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of a financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

         "Depository Agreement" means the agreement dated July 30, 1996, between the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit C.

         "Determination Date" means, with respect to each Distribution Date, the earlier of (i) the 10th day of the calendar month in which such Distribution Date occurs (or if such 10th day is not a Business Day, the next succeeding Business Day) and (ii) the third Business Day preceding such Distribution Date.

         "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing on September 16, 1996.

         "Eligible Deposit Account" means a segregated trust account that is maintained with a depository institution or trust company (a) the long-term unsecured debt obligations of which are rated

"AA" or higher by Standard & Poor's and "Aa2" or higher by Moody's or (b) the commercial paper or other short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's or (c) that has been specifically approved by the Security Insurer with notice to the Rating Agencies.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                 (i) Direct obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America or any agency or instrumentality of the United States of America, provided, that the full faith and credit of the United States of America must be pledged to any such direct obligation or guarantee ("Direct Obligations");

             (ii) Direct Obligations and fully guaranteed certificates of beneficial interest of the Export-Import Bank of the United States; consolidated debt obligations and letter of credit-backed issues of the Federal Home Loan Banks; participation certificates and senior debt obligations of the Federal Home Loan Mortgage Corporation ("FHLMCs"); debentures of the Federal Housing Administration; mortgage-backed securities (except stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations of the Federal National Mortgage Association ("FNMAs"); participation certificates of the General Services Administration; guaranteed mortgage-backed securities and guaranteed participation certificates of the Government National Mortgage Association ("GNMAs"); guaranteed participation certificates and guaranteed pool certificates of the Small Business Administration; debt obligations and letter of credit-backed issues of the Student Loan Marketing Association; local authority bonds of the U.S. Department of Housing & Urban Development; guaranteed Title XI financings of the U.S. Maritime Administration; guaranteed transit bonds of the Washington Metropolitan Area Transit Authority; and Resolution Funding Corporation securities; all of the foregoing rated, at the time of purchase, "P-1" or "A2" by Moody's and rated "A" by Standard & Poor's;

            (iii) Direct Obligations of any State of the United States of America or any subdivision or agency thereof whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase "A2" or better by Moody's and "A" or better by Standard & Poor's, or any obligation fully and unconditionally guaranteed by any state, subdivision or agency whose unsecured, uninsured and unguaranteed general obligation debt is rated, at the time of purchase, "A2" or better by Moody's and "A" or better by Standard & Poor's;

                 (iv) Commercial paper (having original maturities of not more than 270 days) rated, at the time of purchase, "P-1" by Moody's and "A-1" or better by Standard & Poor's;

                 (v) Federal funds, unsecured certificates of deposit, time deposits or bankers acceptances (in each case having maturities of not more than 365 days) of any domestic bank including a branch office of a foreign bank which branch office is located in the United States, provided legal opinions are received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank, which, at the time of purchase, has a short-term "Bank Deposit" rating of "P-1" by Moody's and a "Short-Term CD" rating of "A-1" or better by Standard & Poor's and further provided that the bank is subject to the supervision and examination of federal and state banking authorities;

                 (vi) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $3 million, provided such deposits are continuously and fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

                 (vii) Investments in money-market funds rated "AAAm" or "AAAm-G" by Standard & Poor's and "Aaa" by Moody's;

                 (viii) Repurchase agreements collateralized by Direct Obligations, GNMAs, FNMAs or FHLMCs with any registered broker/dealer subject to the Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated "P-1" or "A2" or better by Moody's, and "A-1" or "A" or better by Standard & Poor's, provided:

                         a. a master repurchase agreement or specific written repurchase agreement governs the transaction; and

                         b. the securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent ("Agent") for the Trustee, and such third party is (i) a Federal Reserve Bank, (ii) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $50 million or (iii) a bank approved in writing for such purpose by Financial Guaranty Insurance Company, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee; and

                         c. a perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq. in such securities is created for the benefit of the Trustee; and

                         d. the repurchase agreement has a term of 180 days or less, and the Trustee or the Agent will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

                         e. the fair market value of the securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 103%; and

                         f. the securities have a rating, at the time of purchase of "P-1" or better by Moody's and "A-1" or "A" by Standard & Poor's.

                 (ix) Investment agreements, the issuer, form and substance of which are specifically approved by the Security Insurer with notice to Standard & Poor's and Moody's.

Notwithstanding the foregoing, Eligible Investments shall not include (i) "stripped securities" and investments which contractually may return less than the purchase price therefor, and (ii) instruments with a purchase price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         "Eligible Servicer" means Fidelity National Bank, the Trustee, as Successor Servicer, or any other Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) has a minimum net worth of $100,000,000, and (v) is acceptable to the Security Insurer.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Fidelity" Fidelity National Bank, a national banking association, and its successors.

         "Final Scheduled Distribution Date" means December 16, 2002.

         "Final Scheduled Maturity Date" means June 2002.

         "Financed Vehicle" means an automobile, light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

         "Guaranteed Distribution" means, with respect to each Distribution Date, an amount equal to the Interest Distributable Amount plus the Principal Distributable Amount.

         "Initial Pool Balance" means $92,406,239.80.

         "Insolvency Event" means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or (ii) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or (iii) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer of payment of its obligations.

         "Insurance Policies" means the policies set forth in Section 3.01(a)(xiii) hereof.

         "Insured Payment" means, as of each Distribution Date, an amount equal to the Shortfall as of such Distribution Date.

         "Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Certificates actually received on such preceding Distribution Date.

         "Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall.

         "Investment Income" means, with respect to any Distribution Date, the investment earnings (net of related losses and investment expenses) for the related Collection Period on amounts on deposit in the Collection Account or the Reserve Account, as applicable.

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and other liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 180 days or more or (ii) such Receivable is a Defaulted Receivable with respect to which the Servicer has determined in good faith that all amounts it expects to recover have been received and do not constitute Purchased Receivables.

         "Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth (or with respect to the first Distribution Date, two-twelfths), (ii) the Pass-Through Rate and (iii) the Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to any amounts distributed to Holders of the Certificates on such preceding Distribution Date and allocable to principal.

         "Monthly Principal Distributable Amount" means, with respect to any Distribution Date, (i) that portion of collections on the Receivables (other than Recoveries) received during the related Collection Period and allocable to principal, including full and partial principal prepayments; (ii) the principal balance of all Receivables that became Purchased Receivables during the related Collection Period to the extent the purchase price therefor has been deposited into the Collection Account; and (iii) the principal balance of all Receivables that became Liquidated Receivables during the related Collection Period.

         "Monthly Trustee Fee" means, with respect to any Distribution Date, $__________.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Net Liquidation Losses" means, with respect to any Collection Period,
(i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period plus interest due and unpaid thereon under the related Contracts, minus (ii) Net Liquidation Proceeds received during such Collection Period with respect to such Liquidated Receivables and any Receivables that became Liquidated Receivables during previous Collection Periods or paid to other lien creditors.

         "Net Liquidation Proceeds" means, with respect to any Liquidated Receivable, all amounts realized on or with respect to such Liquidated Receivable, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of the Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required by law to be refunded to the Obligor on such Receivable.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under the Receivable.

         "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president or the Chief Financial Officer of the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means one or more written opinions of counsel, who may (except in the case of Opinions of Counsel delivered pursuant to Section 12.02(i)) be an employee of or counsel to the Seller or the Servicer, which counsel shall be acceptable to the Trustee and, if the Security Insurer is an addressee of such opinion, the Security Insurer, and which opinion shall be in form and substance acceptable to the Trustee and, if the Security Insurer is an addressee of such opinion, the Security Insurer.

         "Outstanding Advances" means the sum, as of the close of business on the last day of a Collection Period, of all unreimbursed Advances, reduced as provided in Section 5.05.

         "Pass-Through Rate" means 6.85% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Person" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Physical Property" shall have the meaning assigned to such term in the definition of "Delivery" above.

         "Policy" means the certificate guaranty surety bond number 96010417 issued by the Security Insurer with respect to the Certificates in the form of Exhibit G.

         "Pool Balance" means, with respect to each Determination Date, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the related Collection Period, after giving effect to all collections for such Collection Period.

         "Pool Performance Trigger Event" means either (i) (a) if, as of any date of determination from the Closing Date through and including the Distribution Date in January 1998, the Cumulative Net Loss Rate is greater than or equal to 3.8% as of such date or (b) if, as of any date of determination following the Distribution Date in January 1998, the Cumulative Net Loss Rate is greater than or equal to 5% as of such date, or (ii) if, as of any date of determination, the 30 Day+ Delinquency Percentage is equal to or greater than 8.5%.

         "Preference Amount" means, as to any Distribution Date, any amounts included in previous distributions to Certificateholders of Guaranteed Distributions (exclusive of Insured Payments) which are recovered from such Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Certificateholders, provided such Certificateholders have complied with the provisions of Section 5.09(e).

         "Preference Order" shall have the meaning set forth in Section
5.09(e).

         "Premium Amount" means, as to any Distribution Date, one-twelfth of the product of (x) the Premium Percentage and (y) the Certificate Balance on such Distribution Date (after taking into account any distributions of principal to the Certificateholders to be made on such Distribution Date).

         "Premium Percentage" has the meaning set forth in the letter agreement between the Seller and the Security Insurer.

         "Principal Balance" means, with respect to any Receivable on a Determination Date, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal using the Simple Interest Method, as applicable.

         "Principal Carryover Shortfall" means the amount, if any, as of the close of business on any Distribution Date, by which (i) the Monthly Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the preceding Distribution Date exceeds (ii) the amount actually distributed to Holders of the Certificates and allocable to principal on such date.

         "Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Monthly Principal Distributable Amount for such Distribution Date and the Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Principal Distributable Amount shall include the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Certificates on such Distribution

Date and allocable to principal) to reduce the Certificate Balance to zero.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay a Receivable in full under the terms thereof (but in no event less than the unpaid principal balance thereof), including interest to the end of the month of purchase.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Seller pursuant to
Section 3.03 or the Servicer pursuant to Section 4.07.

         "Rating Agency" means either Moody's or Standard & Poor's or, when used in the plural form, Moody's and Standard and Poor's. If none of Moody's, Standard & Poor's or a successor to either of them remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trustee, the Servicer and the Security Insurer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Trustee and the Security Insurer in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Certificates and, if applicable, will not result in an increased capital charge to the Security Insurer.

         "Receivable" means any Contract transferred to the Trust on the Closing Date and listed on Schedule I.

         "Receivable File" means the documents, electronic entries, instruments and writings with respect to a Receivable specified in Section 3.04.

         "Record Date" means, with respect to each Distribution Date, the close of business on the last day of the immediately preceding calendar month.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Reimbursement Amount" means, as of any Distribution Date, the sum of
(i) all Insured Payments previously paid by the Security

Insurer and all preference payments (as described in the Policy) previously paid by the Security Insurer and in each case not previously repaid to the Security Insurer pursuant to Section 5.09(d) plus (ii) interest accrued on each such Insured Payment and such preference payments not previously repaid, calculated at the Pass-Through Rate in each case from the date the Security Insurer paid the related Insured Payment or the preference payment, as the case may be. The Security Insurer shall notify in writing the Trustee and the Seller of the amount of any Reimbursement Amount due in respect of any Distribution Date at least two days prior to the related Determination Date.

         "Reserve Account" means the Reserve Account established pursuant to
Section 5.10.

         "Reserve Account Deposit Amount" means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the Specified Reserve Balance on such Distribution Date over (ii) the amount on deposit in the Reserve Account on such Distribution Date, after taking into account the amount of any Reserve Account Withdrawal Amount on such Distribution Date and (y) the amount remaining in the Collection Account after taking into account the distributions therefrom described in clauses (1) through (6) of Section 5.08.

         "Reserve Account Withdrawal Amount" means, with respect to any Distribution Date, the lesser of (x) the excess of (i) the sum of the amounts described in clauses (1) through (6) of Section 5.08 over (ii) the Available Funds for such Distribution Date and (y) the amount on deposit in the Reserve Account on such Distribution Date before taking into account any withdrawal therefrom on such Distribution Date.

         "Reserve Initial Deposit" shall be $1,848,124.80.

         "Responsible Officer" means the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, the Chief Financial Officer or any assistant secretary of the Servicer.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Insurer" means Financial Guaranty Insurance Company, a New York stock insurance company, or its successor.

         "Security Insurer Default" means the Security Insurer shall have failed to make a required payment when due under the Policy in accordance with its terms.

         "Seller" Fidelity National Bank, a national banking association, and any successor thereto.

         "Servicer" means Fidelity National Bank, a national banking association, and each successor Servicer pursuant to Section 8.03(a) or 9.03(a).

         "Servicer Termination Event" means any event specified in Section
9.01.

         "Servicer's Certificate" means the certificate required to be delivered by the Servicer pursuant to Section 4.09, substantially in the form attached hereto as Exhibit E.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

         "Shortfall" shall have the meaning specified in Section 5.09(b).

         "Simple Interest Method" means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (i) the applicable APR, (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (iii) the outstanding principal amount of the Receivable, and allocating the remainder of each such monthly payment to principal.

         "Simple Interest Receivable" means a Receivable with respect to which the portion of each payment allocable to interest or to principal under the related Contract is determined in accordance with the Simple Interest Method.

         "Specified Reserve Balance" means, on the Closing Date, the Reserve Initial Deposit. As of any Distribution Date subsequent to the Closing Date, 4.5% of the Pool Balance as of any such Distribution Date; provided, however, that the Specified Reserve Balance shall never be less than the lesser of (i) $1,000,000 and (ii) the outstanding Certificate Balance on such Distribution Date.

         "Standard & Poor's" means Standard & Poor's Ratings Service, A Division of The McGraw-Hill Company, or its successor.

         "State" means any one of the 50 States of the United States of America or the District of Columbia.

         "30 Day+ Delinquency Percentage" means, with respect to any date of determination, the average of the percentage equivalents of the fractions determined for each of the preceding three Collection Periods the numerator of which is equal to the aggregate Principal Balance of all Receivables which are either 30 days or more delinquent or which relate to repossessed Financed Vehicles and the denominator of which is the Pool Balance, in each case at the end of the related Collection Period.

         "Trust" means the trust created by this Agreement.

         "Trustee" means The Bank of New York, a New York banking corporation, its successors in interest and any successor Trustee hereunder.

         "Trustee Officer" means any officer within the Corporate Trust Office of the Trustee, including any vice president, any assistant vice president, any senior trust officer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         Section 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under United States generally accepted accounting principles, the definitions contained herein or in any such certificate or other document shall control.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof; Article, Section, Schedule and Exhibit references contained herein are references to Articles, Sections, Schedules and Exhibits herein; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connec-tion herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                Creation of the Trust; Conveyance of Receivables

         Section 2.01. Creation of Trust. (a) Upon the execution of this Agreement by the parties hereto, there is hereby created a separate trust, which shall be known as Fidelity Grantor Trust 1996-1 (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement.

         (b) It is the intention of the Trustee and the Certificateholders, and the Trustee and the Certificateholders agree, that the Trust will be treated as a grantor trust for federal income tax purposes, and all transactions contemplated by this Agreement will be reported, to the extent applicable, on all applicable tax returns consistently with such treatment.
The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted, so as to achieve treatment of the Trust as a grantor trust for federal income tax purposes.

         Section 2.02. Conveyance of Receivables. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Seller of Certificates in an initial aggregate principal amount of $92,406,239.80, the Seller does hereby sell, transfer, assign, set over, and otherwise convey to the Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein):

               (a) all right, title and interest of the Seller in and to the Receivables and all payments due before and not received prior to the Cutoff Date or received with respect thereto on and after the Cutoff Date;

               (b) all right, title and interest of the Seller in and to the security interests in the related Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

               (c) all right, title and interest of the Seller in and to any Net Liquidation Proceeds and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability or other insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

               (d) all right, title and interest of the Seller in and to any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer or the Trustee;

               (e) all right, title and interest of the Seller in and to all documents and other items contained in the Receivable Files;

               (f) all right, title and interest of the Seller in and to the Account Property;

               (g) the right to receive payments as set forth herein from the Reserve Account;

               (h) the right to receive payments as set forth herein from the Policy;

               (i) the interest of the Seller in any proceeds from recourse to any dealers relating to the Receivables; and

               (j)    the proceeds of any and all of the foregoing.

In addition, on or prior to the Closing Date, the Seller shall cause the Security Insurer to deliver the Policy to the Trustee for the benefit of the Holders of the Certificates.

         Although the Seller and the Trustee agree that the transfer of assets to the Trust pursuant to this Agreement is intended to be a sale of such assets to the Trust, rather than the granting of a security interest to secure a borrowing, and that such assets shall not be property of the Seller, in the event such transfer is deemed not to be a sale and to be of a mere security interest to secure a borrowing, the Seller shall be deemed to have granted to the Trustee for the benefit of the Trust a perfected first priority security interest in all such assets, and this Agreement shall constitute a security agreement under applicable law and the Trustee shall have all of the rights and remedies of a secured party and creditor under the UCC and other applicable law as in force in the relevant jurisdictions.

         The Seller hereby pledges, grants, assigns and otherwise sets over to the Trustee, in trust, the Reserve Account and all amounts on deposit therein and all Eligible Investments held therein from time to time and all proceeds thereof as security for the Seller's obligations hereunder as hereinafter provided, and hereby grants to the Trustee for the benefit of the Certificateholders and the Security Insurer a perfected first priority security interest in the Reserve Account, amounts and Eligible Investments. It is the intention of the Seller that, with respect to the Reserve Account and such amounts and Eligible Investments, this Agreement shall constitute a security agreement under applicable law and the Trust shall have all of the rights and remedies of a secured party and creditor under the UCC and other applicable law as in force in the relevant jurisdictions.

         Section 2.03. Acceptance by Trustee. The Trustee hereby acknowledges the sale, transfer and assignment by the Seller pursuant to this Article II and declares that the Trustee holds and will hold the Receivables and the other assets of the Trust in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and, to the extent provided herein, the Security Insurer.


                                  ARTICLE III

                                The Receivables

         Section 3.01. Representations and Warranties of the Seller. (a) The Seller makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates and upon which the Security Insurer relies in executing and delivering the Policy. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trust.

               (i) Characteristics of Receivables. Each Receivable (a) shall have been originated or purchased by the Seller, (b) shall have been fully and properly executed by the parties thereto, (c) is a fully-amortizing simple interest installment contract or installment loan which provides for level monthly payments over its original term, provided that some Receivables may include a payment in the last month in the life of the Receivable which due to delinquencies or partial prepayments may be different from the level monthly payment, (d) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable and shall have been validly assigned by the Seller to the Trustee, and (e) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security.

             (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables attached hereto as Exhibit B shall be true and correct in all material respects as of the opening of business on the Cutoff Date. The Seller shall have caused its electronic ledger relating to each related Receivable to be clearly and unambiguously marked to show that such Receivable has been sold to the Trust for the benefit of the Certificateholders pursuant to this Agreement.

            (iii) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

            (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms. All parties to such Receivable have full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest granted thereby and the terms of such Receivable have not been waived or modified in any respect (other than extensions of payments granted in the ordinary course of the Servicer's collection procedures and the term of which does not extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date).

            (v) No Government Obligor. None of the Receivables shall be due from the United States of America or any State or local government or from any agency, department, or instrumentality of the United States of America or any State or local government.

            (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof to the Trustee, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party and all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned to the Trust.

            (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable, in whole or in part, except for any prepayments in full made after the Cutoff Date and prior to the Closing Date.

           (viii) No Waiver. No provision of a Receivable shall have been waived (other than extensions of payments granted in the ordinary course of the collection procedures of the Servicer and the term of which does not extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date).

           (ix) No Amendments. No Receivable shall have been amended such that the number of the Obligor's scheduled payments shall have been increased, except for any such increase granted in the ordinary course of the collection procedures for the Servicer since the Cutoff Date.

           (x) No Defenses. No facts exist which would give rise to any right of rescission, setoff, counterclaim or defense nor shall have any right of rescission, setoff, counterclaim, or defense been asserted or threatened with respect to any Receivable.

           (xi) No Liens. No liens or claims shall have been filed, including liens for work, labor, materials or taxes relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

           (xii) No Default. Except for payment defaults continuing for a period of not more than 31 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; and the Seller shall not have waived any of the foregoing.

           (xiii) Insurance. The Servicer, in accordance with its customary procedures, shall have (i) required that the Obligor obtain physical damage and theft insurance covering the Financed Vehicle as of the date of the related contract and (ii) obtained vendor's single interest insurance covering the Financed Vehicle.

           (xiv) Title. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables and such other property of the Seller from the Seller to the Trust and that the beneficial interest in and title to the Receivables and other Trust property not be part of the Seller's receivership or conservatorship estate in the event of the appointment of a receiver or conservator for the Seller. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust or the Trustee. Immediately prior to the transfer and assignment herein contemplated, the

         Seller had good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the transfer thereof, the Trustee for the benefit of the Certificateholders and the Security Insurer shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others, except for the rights of the Certificateholders and the Security Insurer; and the transfer of the Receivables to the Trust has been perfected under the UCC.

             (xv) Lawful Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement would be unlawful, void, or voidable.

            (xvi) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables shall have been made, and no other actions need to be taken to give the Trustee a first priority perfected ownership interest in the Receivables. A complete and correct list of all such filings is attached as Schedule I.

           (xvii) One Original. There shall be only one original executed copy of each Receivable, and immediately prior to the constructive delivery thereof to the Trustee pursuant to Section 3.04, such copy shall have been in the custody and possession of the Seller.

          (xviii)     No Bankrupt Obligor.  None of the Receivables shall be
         due from an Obligor who has commenced a voluntary case under the United States Bankruptcy Code or consented to the entry of or failed to have stayed within 60 days of entry an order for relief against it in an involuntary case under the United States Bankruptcy Code.

            (xix) Chattel Paper. The Receivables constitute "chattel paper" within the meaning of the UCC as in effect in the State of Georgia.

             (xx) Maximum Amount Financed. No Obligor shall be the Obligor on Receivables on which the sum of the Principal Balances of such Receivables is greater than $59,789.00.

            (xxi) No Assignment. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Receivable that is senior to or equal with that of the Trust.

           (xxii) Composition of Receivables. Each Receivable is secured by a Financed Vehicle which is a new or used automobile, light duty truck, van or minivan.

          (xxiii)     Maturity of Receivables.  Each Receivable shall have an
         original term to stated maturity of at least 12 months and not more than 72 months.

           (xxiv) Minimum and Maximum Annual Percentage Rate. Each Receivable shall have an Annual Percentage Rate no less than 9.01% and no more than 28.98%.

            (xxv) Minimum and Maximum Principal Balance. Each Receivable shall have a principal balance no less than $236.65 and no more than $47,201.51.

           (xxvi) States of Obligor Residence. Except with respect to Receivables with an aggregate principal representing 6.40% of the Pool Balance, the Obligor under each Receivable resides in the States of Georgia or Florida.

          (xxvii)     Location of Receivable Files.  The Receivable Files shall
         be kept by the Servicer as custodian for the Trustee in the County of Fulton in the State of Georgia, or at such other location or locations as may be designated from time to time by notice to the Trustee.

          (xxviii)    Advance Payments.  No Receivables  has been paid more
         than six months in advance.

           (xxix) No Adverse Selection. The Receivables were selected from retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio that had met the applicable conditions specified in this Section 3.01 utilizing no selection procedures adverse to the Certificateholders or the Security Insurer relative to similar retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio.

         Section 3.02.  Reserved.

         Section 3.03. Repurchase upon Breach. The Seller, the Security Insurer and the Servicer shall inform the other parties to this Agreement and the Security Insurer promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.01 of this Agreement. Unless any such breach shall have been cured by the last day of the first Collection Period following the discovery or notice thereof by or to the Seller or the Servicer, the Seller shall be obligated to repurchase as of such last day any Receivable materially and adversely affected by any such breach. In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount to the Collection Account, in the manner specified in Section 5.06. The sole remedy of the Trustee or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein. The Seller shall notify the Security Insurer of any repurchase of any Receivable pursuant to this Section.

         Section 3.04.  Custody of Receivable Files.   To assure uniform
quality in servicing the Receivables and to reduce administrative costs, the Trustee hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Trustee with respect to the Receivables:

               (a) the fully executed original of the Receivable (together with any agreements modifying the Receivable, including any extension agreement);

               (b) the original credit application, or a true and correct copy thereof, fully executed by each Obligor thereon;

               (c) the original certificate of title or such other documents that the Servicer shall keep on file in accordance with its customary procedures evidencing the security interest of the Seller in the Financed Vehicle; and

               (d) any and all other documents that the Servicer shall keep on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed Vehicle.

         Section 3.05.  Duties of Servicer as Custodian.  (a)  Safekeeping.
The Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders and, to the extent provided herein, the Security Insurer, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee and the Security Insurer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

         (b)   Maintenance of and Access to Records.   The Servicer shall
maintain each Receivable File at one of its offices specified in Schedule II to this Agreement or at such other office as shall be specified to the Trustee and the Security Insurer by prior written notice. The Servicer shall make available to the Trustee and the Security Insurer or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee or the Security Insurer shall instruct.

         (c)   Release of Documents.   Upon instruction from the Trustee, the
Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Trustee, the Servicer shall be released from any further liability and responsibility under this Section 3.05 with respect to such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Trustee's failure to return any Receivable File or any portion thereof in a timely manner.

         Section 3.06.  Instructions; Authority to Act.   The Servicer shall be
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

         Section 3.07.  Custodian's Indemnification.   The Servicer, as
custodian, shall indemnify the Trustee, the Security Insurer and their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee, the Security Insurer or any of their respective officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee, the Security Insurer or any such officer, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or the Security Insurer or any such officer, director, employee or agent of the Trustee or the Security Insurer.

         Indemnification under this Section shall survive the resignation or removal of the Trustee, payment of the Certificates and expiration of the Policy and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Custodian shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Custodian, without interest.

         Section 3.08.  Effective Period and Termination.   The Servicer's
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section
3.08. If Fidelity or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of Fidelity or any successor Servicer shall have been terminated under Section 9.02, the appointment of such Servicer as custodian may be terminated by the Security Insurer, the Trustee or by the Holders of Certificates evidencing not less than a majority of the Certificate Balance, in the same manner as the Security Insurer, the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.02. The Trustee, with the consent or at the direction of the Security Insurer, may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and without cause, only by written notification to the Servicer pursuant to Section 9.02. As soon as practicable after any termination of such appointment (but in no event more than 10 Business Days after any such termination of appointment), the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.


                                   ARTICLE IV

                  Administration and Servicing of Receivables

         Section 4.01. Duties of the Servicer. The Servicer, for the benefit of the Trust, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary and usual procedures and consistent with the procedures employed by institutions that service motor vehicle retail installment sale contracts, using that degree of skill and attention that the Servicer exercises with comparable receivables it services for itself or others. The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections, furnishing monthly and annual statements to the Trustee and the Security Insurer with respect to distributions, monitoring the compliance by Obligors with the insurance requirements contained in the related Contracts, and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Contracts and the Dealer Agreements. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Trustee, a legal proceeding to enforce a Receivable pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Trustee's name any notices, demands, claims, complaints, responses, affidavits, or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and shall take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 4.02. Collection of Receivable Payments. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others and otherwise act with respect to the Receivables in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding on the first day after the end of the Collection Period immediately preceding the Stated Final Distribution Date, then the Servicer shall be obligated to purchase such Receivable in the manner set forth in Section 4.07 (unless such Receivable is otherwise being purchased pursuant to Section 11.02) as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's option, as of the last day of the Collection Period in which the extension was made); provided, however, that the purchase obligation with respect to a Receivable shall be the obligation of the Servicer which granted the extension, and not of any successor Servicer; and provided, further, that the purchase obligation of any Servicer shall survive the termination of such Servicer as Servicer. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         Section 4.03. Realization Upon Receivables. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use commercially reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize on a Receivable; provided, however, that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from recourse to the related Dealer.

         Section 4.04. Physical Damage Insurance. (a) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trustee for the benefit of the Certificateholders.

         (b) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicles. The Seller and the Trust will be the named insured under all policies of Collateral Insurance. The Servicer shall maintain Collateral Insurance at all times unless the Security Insurer otherwise consents in writing.

         (c) Costs incurred by the Servicer in maintaining Collateral Insurance shall be paid by the Servicer.

         Section 4.05. Maintenance of Security Interests in Vehicles. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to reperfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of Fidelity as the secured party on the certificate of title is in its capacity as agent of the Trust.

         Section 4.06. Covenants of the Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (on which covenants the Trustee relies in accepting the Receivables and delivering the Certificates and on which the Security Insurer relies in issuing the Policy):

         (a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

         (b) No Impairment. The Servicer shall do nothing to impair the rights of the Trust in the Receivables;

         (c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Sections 4.01 and 4.02;

         (d) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien in favor of the Trust and the restrictions on transferability imposed by this Agreement or (B) sign or file any UCC financing statements in any jurisdiction that names the Servicer or the Seller as a debtor, and any Person other than the Seller or the Trust as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables; and

         (e) Insurance. The Servicer shall not fail to comply with the provisions of any Insurance Policy, if the failure to so comply would materially impair the protection or benefits to be afforded by such Insurance Policy.

         Section 4.07. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Seller, the Trustee or the Security Insurer of a breach of any of the covenants set forth in Section 4.05 or 4.06, the party discovering such breach shall give prompt written notice to the other parties; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.07. On or before the last day of the first Collection Period following its discovery or receipt of notice of any breach of any covenant set forth in Section 4.05 or 4.06 that materially and adversely affects any Receivable or the interests of the Trust or the Security Insurer in any Receivable, the Servicer shall, unless such breach shall have been cured in all material respects by such date, purchase from the Trust the Receivable affected by such breach. In consideration of the purchase of any such Receivable, the Servicer shall remit the related Purchase Amount into the Collection Account in the manner specified in Section 5.06.
For purposes of this Section, the Purchase Amount shall, whenever applicable, consist in part of a release by the Servicer of all rights of reimbursement of Outstanding Advances with respect to the related Receivable. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Trustee.

         Section 4.08. Servicing Fee; Payment of Expenses. The Servicing Fee payable to the Servicer on each Distribution Date shall equal the product of
(i) one-twelfth, (ii) 1.00% and (iii) the Pool Balance as of the first day of the related Collection Period. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer also shall be entitled to all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables.

         The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Trustee).

         Section 4.09. Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Trustee, the Security Insurer and each Rating Agency, a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, all information necessary to enable the Trustee to make payments on the Certificates and to perform its related obligations pursuant to this Agreement. Receivables purchased by the Servicer or the Seller during the related Collection Period and each Receivable that became a Liquidated Receivable or was paid in full during the related Collection Period shall be identified by account number in the Servicer's Certificate.

         Section 4.10. Annual Statement as to Compliance. (a) The Servicer shall deliver to the Trustee, the Security Insurer and each Rating Agency, within 120 days after the end of the Servicer's fiscal year (with the first such certificate being delivered no later than April 30, 1997), an Officer's Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed from the Closing Date to the end of the first such fiscal year) and of the performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee, each Rating Agency and the Security Insurer, promptly after having obtained knowledge thereof, but in no event later than one Business Day thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under clause (a) of
Section 9.01. The Seller shall deliver to the Trustee and the Security Insurer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of
Section 9.01.

         Section 4.11. Annual Independent Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Security Insurer and each Rating Agency, within 120 days after the end of each fiscal year (with the first such report being delivered no later than April 30, 1997), a report addressed to the Board of Directors of the Servicer, the Trustee, and the Security Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (1) such audit was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) a review in accordance with agreed upon procedures was made of the Servicer's Certificates, including the delinquency, default and loss statistics required to be specified therein and, except as disclosed in the accountants' report, no exceptions or errors in the Servicer's Certificates were found.

         Section 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Certificateholders and the Security Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge, but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.


                                   ARTICLE V

                         Accounts; Application of Funds

         Section 5.01.  Reserved.

         Section 5.02.  Accounts.  (a)    (i)  On or prior to the Closing Date,
the Servicer shall establish, or cause to be established, an account in the name of the Trustee (the "Collection Account"), which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Trust. The Servicer shall deposit all amounts received by it on or with respect to the Receivables into the Collection Account as promptly as possible, but in no event later than the second Business Day following receipt thereof by the Servicer. On or prior to the Closing Date, the Servicer shall establish, or cause to be established, an account in the name of the Trustee (the "Reserve Account") which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Trust. The Trustee shall deposit amounts therein as set forth in
Section 5.08.

               (ii) Funds on deposit in the Collection Account shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer. All Investment Income received during each Collection Period with respect to Eligible Investments on deposit in the Collection Account shall be included in the interest portion of Available Funds for such Collection Period and distributed by the Trustee on the related Distribution Date pursuant to Section 5.08. Funds on deposit in the Reserve Account shall be invested by the Trustee in Eligible Investments selected in writing by the Seller.
         All Investment Income received during each Collection Period with respect to Eligible Investments on deposit in the Reserve Account shall be payable to the Seller. Except as otherwise permitted by the Rating Agencies and consented to by the Security Insurer, funds on deposit in the Collection Account and the Reserve Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date. Funds deposited in the Collection Account on a day immediately preceding a Distribution Date upon the maturity of an Eligible Investment are not required to be invested overnight.

               (iii) The Trustee shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms.

         (b)   (i)    The Trustee, for the benefit of the Certificateholders
and, to the extent provided herein, the Security Insurer, shall possess all right, title and interest in and to all funds received on or in respect of the Receivables from time to time in the Collection Account and the Reserve Account and in all proceeds thereof (including all income thereon). The Collection Account and the Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and, to the extent provided herein, the Security Insurer. If, at any time, the Collection Account or the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall establish, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Security Insurer may consent), a new Collection Account or Reserve Account, as appropriate, as an Eligible Deposit Account and shall transfer all amounts from the account that is no longer an Eligible Deposit Account to the new Collection Account or Reserve Account, as applicable.

               (ii) With respect to the Account Property, the Trustee agrees, by its acceptance hereof, that:

                      (A) any Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.02(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                      (B) any Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee;

                      (C) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph;

                      (D) any Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security; and

                      (E) in the event of any change of law regarding matters relating to the perfection of security interests in any Account Property, the Servicer shall cause to be furnished to the Trustee, the Security Insurer and each Rating Agency, an Opinion of Counsel addressing such matters and if necessary, the Seller and Servicer shall cooperate with the Trustee in taking all actions necessary to comply with the change in law.

         Section 5.03. Application of Collections. All amounts received with respect to the Receivables during each Collection Period shall be applied by the Servicer as follows:

         With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, first, to reduce Outstanding Advances to the extent described in Section 5.05, with any excess amounts being applied to interest and principal in accordance with the Simple Interest Method.

         Section 5.04.  Reserved.

         Section 5.05. Advances. On or prior to the Business Day preceding each Distribution Date and only with respect to Receivables for which a payment was received during the related Collection Period, the Servicer shall deposit into the Collection Account an amount equal to the amount of interest that would have been due on the Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables were paid on their respective due dates) minus the sum of (A) the amount of interest actually received on the Receivables during the related Collection Period and
(B) Investment Income on the Collection Account received during such Collection Period (such amount, an "Advance"). If the calculation described in the preceding sentence results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer to the extent and as reimbursement of any Outstanding Advances. In addition, in the event that a Receivable becomes a Liquidated Receivable, all Net Liquidation Proceeds attributable to accrued and unpaid interest thereon (but not including interest for the Collection Period to which such Distribution Date relates) shall be paid to the Servicer to the extent and as reimbursement of any Outstanding Advances in respect of such Receivable. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables. Any Advances payable by the Servicer with respect to a Collection Period may be paid net of any amounts due to the Servicer from the Trust assets with respect to such Collection Period.

         Section 5.06. Purchase Amounts. The Servicer and/or the Seller shall deposit or cause to be deposited in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Amount with respect to Purchased Receivables.

         Section 5.07.  Reserved.

         Section 5.08. Distributions. On each Distribution Date, the Trustee shall apply all Available Funds, plus all amounts transferred to the Collection Account in respect of the Reserve Account Withdrawal Amount, plus any Insured Payments pursuant to Section 5.09, to make required payments and distributions on such date pursuant to clauses (1) through (8) below, in the order and priority indicated:

               (1) To the Servicer, from that portion of the Available Funds allocable to interest (but excluding any Advances), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods.

               (2) To the Trustee, from that portion of the Available Funds allocable to interest (but excluding any Advances) and remaining after distribution by the Trustee of the amounts required pursuant to clause
         (1) above, the Monthly Trustee Fee and any accrued and unpaid Monthly Trustee Fees from previous Distribution Dates, but only to the extent not previously paid by the Servicer.

               (3) To the Security Insurer, from that portion of the Available Funds allocable to interest and the Reserve Account Withdrawal Amount, the Premium Amount for such Distribution Date, including any overdue Premium Amount.

               (4) To the Certificateholders, the Interest Distributable Amount. The Interest Distributable Amount shall be paid from Available Funds allocable to interest remaining after distribution by the Trustee of the amounts required pursuant to clauses (1), (2) and
         (3) above and, if such amount is less than the Interest Distributable Amount, from the following sources in the following order of priority:
         (A) from such Reserve Account Withdrawal Amount and (B) from such Insured Payments.

               (5) To Certificateholders, the Principal Distributable Amount. The Principal Distributable Amount shall be paid from that portion of the Available Funds allocable to principal and, to the extent any shortfall exists in the Principal Distributable Amount after the application of such amounts, from the following sources in the following order of priority: (A) from such Reserve Account Withdrawal Amount, if any, after application pursuant to clause (4) above and (B) from such Insured Payments.

               (6) To the Security Insurer, from any Available Funds remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) through (5) above and the Reserve Account Withdrawal Amount, the Reimbursement Amount.

               (7) To the Reserve Account, from any Available Funds remaining after distribution by the Trustee of the amounts required pursuant to clauses (1) through (6) above, for deposit to the Reserve Account, an amount equal to the discrepancy, if any, between the amount then on deposit in the Reserve Account (after giving effect to any withdrawals from the Reserve Account pursuant to clauses (1) through (7) above) and the Reserve Account Deposit Amount.

               (8) To the Seller, any Available Funds, remaining after the distribution by the Trustee of the amounts required pursuant to clauses (1) through (7) above.

         Section 5.09. The Policy. (a) By 12:00 noon New York city time on each Determination Date the Trustee shall, based solely on the information set forth in the related Servicer's Certificate, determine the Available Funds with respect to the immediately following Distribution Date.

         (b) If the Guaranteed Distribution for any Distribution Date exceeds the Available Funds plus the amount on deposit in the Reserve Account, less the amount required to be distributed under clauses 5.08 (1), (2) and (3) above for such Distribution Date (such event being a "Shortfall") and the Security Insurer does not otherwise fund such shortfall by 12:00 p.m. New York City time on the second Business Day preceding the related Distribution Date (the "Claim Date"), the Trustee shall complete a Notice in the form of Exhibit A attached to the Policy and submit such notice to the Security Insurer no later than 12:00 p.m. New York City time on the Claim Date as a claim for an Insured Payment in an amount equal to such Shortfall. The Notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Policy.

         (c) The Trustee shall report to the Seller and the Security Insurer with respect to the amounts then held in each Account held by the Trustee and the identity of the investments included therein, as the Seller or the Security Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Seller or the Security Insurer, transmit promptly to the Security Insurer and the Seller copies of all accountings of receipts in respect of the Receivables furnished to it by the Servicer.

         (d) The Trustee shall (i) receive as attorney-in-fact of the Certificateholders any Insured Payment from the Security Insurer and (ii) disburse the same to such Certificateholders as set forth in Section 5.08. Insured Payments disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust with respect to the Certificates, and the Security Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments as the deemed assignee of such Certificateholders, as hereinafter provided. The Trust and the Trustee hereby agree on behalf of each Certificateholder for the benefit of the Security Insurer that the extent the Security Insurer pays Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Security Insurer shall be subrogated to the rights of the Certificateholders with respect to such Insured Payments, shall be deemed to the extent of the Insured Payments so made to be a Certificateholder and shall receive future distributions until all such Insured Payments by the Security Insurer have been fully reimbursed, as described in the following paragraph. To evidence such subrogation, the Trustee shall note the Security Insurer's rights as subrogee on the Certificate Register upon receipt form the Security Insurer of proof of the payment of any Insured Payment, after making the distribution on any such future Distribution Date to the Certificateholders other than to the Security Insurer.

         The Security Insurer shall be entitled to receive the related Reimbursement Amount pursuant to clause (6) of Section 5.08 with respect to each Insured Payment made by the Security Insurer. The Trustee hereby agrees on behalf of each Certificateholder and the Trust for the benefit of the Security Insurer that it recognizes that to the extent the Security Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Security Insurer shall be entitled to receive the related Reimbursement Amount pursuant to clause (6) of Section 5.08.

         It is understood and agreed that the intention of the parties is that the Security Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Certificateholders shall also have received the full amount of the Guaranteed Distributions for such Distribution Date.

         (e) Each Certificateholder which pays any Preference Amounts theretofore received by such Certificateholder on account of such Certificate will be entitled to receive reimbursement for such amounts from the Security Insurer in accordance with the terms of the Policy, but only after (i) delivering to the Security Insurer a copy of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction under the United States Bankruptcy Code demanding payment of such amount to the bankruptcy court and (ii) irrevocably assigning such Certificateholder's claim with respect to such Preference Order to the Security in such form as is required by the Security Insurer. In no event shall the Security Insurer pay more than one Insured Payment in respect of any Preference Amount. Consequently, neither the Trustee nor any Certificateholder shall be entitled to reimbursement with respect to any Preference Order relating to the Certificateholder's receipt of funds representing Insured Payments made by the Security Insurer in respect of such Distribution Date.

         The Trustee, for itself and on behalf of the Certificateholders, agrees that the Security Insurer may at any time during the continuation of any proceeding relating to a Preference Order direct all matters relating to such Preference Order including, without limitation, the direction of any appeal of any order relating to such Preference Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Security Insurer shall be subrogated, to the extent of Insured Payments, to the rights of the Seller, the Servicer, the Trustee and each Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.

         (f) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any

Certificate from moneys received under the Policy. The Security Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

         Section 5.10. Reserve Account. (a) On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Trustee for the benefit of Seller, subject to the first priority security interest granted under Section 2.02 hereof to the Trustee for the benefit of the Certificateholders and the Security Insurer, but the Reserve Account shall not be an asset of the Trust.

         The Security Insurer may, by written notice to the Trustee, direct the Trustee to reduce the amount of the Specified Reserve Balance; provided, however, that no such notice given to the Trustee shall be effective unless accompanied by written evidence from each Rating Agency that such reduction in the Specified Reserve Balance will not result in the reduction or withdrawal of any rating then assigned to the Certificates.

         On each Distribution Date (i) if the amount on deposit in the Reserve Account is less than the Specified Reserve Balance, the Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (1) through (6) of Section 5.05(a) deposit in the Reserve Account the Reserve Account Deposit Amount and (ii) if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Distribution Date) is greater than the Specified Reserve Balance, the Trustee shall distribute the amount of such excess to the Seller on such Distribution Date.

         (b) On each Distribution Date, the Servicer shall instruct the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amount in the Collection Account.

         (c) Amounts properly received by the Seller pursuant to this Agreement shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Certificateholders, nor shall the Seller be required to refund any amount properly received by it.

         Section 5.11.  Statements to Certificateholders.   On each
Distribution Date, the Trustee shall provide to each Holder of record of a Certificate and the Rating Agencies as of the most recent Record Date a copy of the statement provided by the Servicer to the Trustee on the related Determination Date, which shall be substantially in the form of Exhibit E.

         Section 5.12.  Accounting and Tax Returns.   The Trustee shall (a)
maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting (or on such other basis or method as may be required by the Code and applicable Treasury Regulations), (b) file or cause to be filed, for each of its taxable years, an Internal Revenue Service Form 1041 and any other federal and state income tax returns and information statements required to be filed by a grantor trust, and (c) deliver to each Holder an Internal Revenue Service Schedule K-1 (Form 1041) or any successor schedule and supplemental or other information, if any, required or permitted by law to enable each Holder to prepare its federal and state income tax returns.


                                   ARTICLE VI

                                The Certificates

         Section 6.01.  The Certificates.   The Certificates shall be
substantially in the form of Exhibit A. The Certificates shall be issued in fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a denomination representing the remainder of the Certificate Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be validly issued and entitled to the benefit of this Agreement, notwithstanding the fact that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         Section 6.02. Authentication of Certificates. Concurrently with the conveyance of the Receivables to the Trust, the Trustee shall cause the Certificates to be executed on behalf of the Trust by an authorized Trust officer, and authenticated and delivered to or upon the written order of the Seller, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 6.03. Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of

Certificates and the registration of transfers of Certificates. The Trustee shall be the initial "Certificate Registrar" for the purpose of registering Certificates and transfers of Certificates as herein provided. Upon the resignation of any Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

         If a Person other than the Trustee is appointed as Certificate Registrar, the Trustee shall give prompt written notice of the appointment of such Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times, to obtain copies thereof and to rely conclusively upon a certificate executed on behalf of the Certificate Registrar by an authorized officer thereof as to the names and addresses of the Certificateholders and the principal amounts and number of the Certificates.

         Upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee to be maintained as provided in Section 6.08, the Trustee shall execute, authenticate and deliver to the designated transferee or transferees, one or more new Certificates in any authorized denominations of a like aggregate principal amount.

         At the option of the Holder, Certificates may be exchanged for other Certificates in any authorized denominations of a like aggregate principal amount. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver to the Holder the Certificates that the Certificateholder making the exchange is entitled to receive.

         All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Trust, evidencing the same interest in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (b) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York or the city in which the Corporate Trust Office is located or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

         (c) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

         Section 6.04. Certain Transfer Restrictions. (a) The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless
(i) such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (ii) (A) such transfer is exempt from the registration requirements under the Securities Act and such state securities laws and (B) the Certificate Registrar either (x) is notified by such transferee that such Certificate shall be registered in the name of the Clearing Agency or its nominee and shall be held by such transferee in book-entry form through the Clearing Agency or (y) receives written certification from such Holder and such Holder's prospective transferee, substantially in the form of Exhibit F, setting forth the basis of the exemption from such registration requirements. The Seller and the Servicer hereby agree to provide to any Holder of a Certificate and any prospective transferee designated by any such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.

         (b) The Trustee shall cause each Certificate to contain a legend setting forth the applicable restrictions on transfer set forth herein and referring prospective purchasers of the Certificates to this Section 6.04 with respect to such restrictions.

         Section 6.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.08 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         Section 6.07. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Trustee, the Servicer or the Security Insurer, within 15 days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Servicer or the Security Insurer, as applicable, in writing, a list, in such form as the Trustee, the Servicer or the Security Insurer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer, the Trustee nor the Security Insurer accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 6.08.  Maintenance of Office or Agency.   The Trustee shall
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office located at 101 Barclay Street, New York, New York, for such purposes. The Trustee shall give prompt written notice to the Servicer, the Security Insurer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 6.09.  Book-Entry Certificates.   Unless the Holder thereof
requests that Certificates be delivered in definitive, fully registered form ("Definitive Certificates"), the Certificates, upon original issuance, will be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered to the Depository Trust Company, the initial Clearing Agency, by or on behalf of the Trust. The Book-Entry Certificates shall be registered initially on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency. With respect to the Book-Entry Certificates:

               (a) the provisions of this Section shall be in full force and effect;

               (b) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the sole Holder of such Book-Entry Certificates and shall have no obligation to the related Certificate Owners;

               (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

               (d) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement. The initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Certificates to such Clearing Agency Participants; and

               (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions in writing to the Trustee.

Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Certificate an interest in which is transferable through the facilities of the Depository.

         Section 6.10. Notices to Clearing Agency. Whenever a notice or other communication to Holders of the Book- Entry Certificates is required under this Agreement, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of Certificates to the Clearing Agency.

                                  ARTICLE VII

                                   The Seller

         Section 7.01. Representations of Seller. The Seller makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates and upon which the Security Insurer relies in executing and delivering the Policy. The representations speak as of the Closing Date and shall survive the sale of the Receivables to the Trustees.

               (i) Due Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a national banking association in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, the corporate power and authority and legal right to acquire and own the Receivables.

             (ii) Due Qualification. The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

            (iii) Power and Authority. The Seller shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms, the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

             (iv) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall evidence a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

               (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions or, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

             (vi) No Proceedings. There are no proceedings or investigations pending against the Seller or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

            (vii) No Consent Required. The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance of this Agreement (except as have been obtained), other than as may be required under the Blue Sky laws of any state or the Securities Act.

           (viii) No Insolvency. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were not made in contemplation of the insolvency of the Seller or after the commission of any act of insolvency by the Seller.

             (ix) Reserve Account. This Agreement creates a valid and fully perfected first priority security interest in favor of the Trustee for the benefit of the Certificateholders and the Security Insurer and the Reserve Account and the investments therein.

         Section 7.02. Liabilities of Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Seller under this Agreement.

         Section 7.03. Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Trustee and the Security Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 7.03, and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. Notwithstanding the above, no such transaction shall result in the Seller becoming subject to the provisions of the United States Bankruptcy Code or similar laws of any State. The Seller or its successor hereunder shall provide the Trustee, the Servicer, the Security Insurer and the Rating Agencies with prompt notice of any such transaction.

         Section 7.04. Limitation on Liability of Certain Persons of Seller. No recourse under or upon any obligation or covenant of this Agreement, or of any Certificate or for an claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Seller or of any successor corporation, either directly or through the Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholder, officers or directors, as such, of the Seller, or any of them, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the

Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom, are being expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Certificates. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.


                                  ARTICLE VIII

                                  The Servicer

         Section 8.01. Representations of Servicer. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates and the Security Insurer relies in issuing the Policy. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Receivables to the Trust.

         (a) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing and in good standing under the laws of the United States of America or other organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and to acquire, own, sell and service the Receivables, and to hold the Receivable Files as custodian on behalf of the Trustee;

         (b)   Due Qualification.   The Servicer is duly qualified to do
business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) require such qualifications except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement or on its ability to service the Receivables as contemplated hereby;

         (c)   Power and Authority.   The Servicer has the power and authority
to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action;

         (d)   Binding Obligation.   This Agreement constitutes a legal, valid
and binding obligations of the Servicer, enforceable against the Servicer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

         (e)   No Violation.   The consummation of the transactions
contemplated by this Agreement to which it is a party and the fulfillment of its terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (1) asserting the invalidity of this Agreement; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement; or (4) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Trust or the Certificates.

         Section 8.02. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer (including, without limitation, its obligations as custodian) and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Trustee, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

         (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Certificates), and costs and expenses in defending against the same, which indemnification shall include reasonable fees and expenses of counsel and expenses of litigation.

         (d) The Servicer shall indemnify, defend and hold harmless the Trustee, the Security Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Security Insurer or the Certificateholders by reason of a breach of this Agreement by the Servicer, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of the Servicer's reckless disregard of its obligations and duties under this Agreement, which indemnification shall include reasonable fees and expenses of counsel and expenses of litigation.

         (e) Indemnification under this Section shall survive the resignation or removal of any indemnified party or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay the amounts so collected to the Servicer, without interest. The Servicer shall be given reasonable time to defend against any claim which would result in liability on its part; provided that any delay or failure to provide such notice shall relieve the Servicer of its indemnification obligations under this Section 8.02 only to the extent the Servicer is prejudiced by the delay.

         Section 8.03. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease, or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be reasonably acceptable to the Controlling Party. Any Person (i) into which the

Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 8.03(a) to the Trustee, the Certificateholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section
8.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.03(a) and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Servicer shall have delivered to the Trustee and the Security Insurer an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Security Insurer in the Receivables and the Reserve Fund and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

         Section 8.04.  Limitation on Liability of Servicer and Others.
Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Section 8.05. Appointment of Subservicer. The Servicer may at any time, with the Security Insurer's consent, appoint a





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

subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that 10 days' prior notice of such appointment shall have been given to the Rating Agencies and each Rating Agency shall have notified the Servicer, and the Trustee in writing that such appointment will not result in a reduction or withdrawal of the then current rating of the Certificates or result in an increased capital charge to the Security Insurer; and, provided, further, that the Servicer shall remain obligated and be liable to the Trustee, the Security Insurer and the Holders of the Certificates for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Trustee, the Trust, the Security Insurer or the Holders of the Certificates shall have any responsibility therefor.

         Section 8.06.  Servicer Not to Resign.  Subject to the provisions of
Section 8.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any determination that the performance by the Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Trustee and the Security Insurer at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Trustee and the Security Insurer concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.03.


                                   ARTICLE IX

                          Servicer Termination Events

         Section 9.01. Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

         (a) any failure by the Servicer to deposit to the Collection Account any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

         (b) failure by the Servicer to deliver to the Trustee, the Seller and the Security Insurer the Servicer's Certificate by the applicable Determination Date, or to observe any covenant or agreement set forth in
Section 4.06;

         (c) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Certificateholders (determined without regard to the availability of funds under the Policy) or of the Security Insurer (unless the Security Insurer is no longer the Controlling Party) and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee or the Security Insurer (or, if a Security Insurer Default shall have occurred and be continuing, Holders of Certificates evidencing 25% of the Certificate Balance);

         (d) the occurrence of an Insolvency Event with respect to the Servicer;

         (e)   the occurrence of a Pool Performance Trigger Event;

         (f) the Servicer is terminated as servicer as a result of a breach with respect to any other entity that has issued one or more classes of asset backed securities with respect to which the Security Insurer has issued a certificate insurance guaranty policy.

         Section 9.02. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Security Insurer or, if the Security Insurer is no longer the Controlling Party, the Trustee or Holders of Certificates evidencing a majority of the Certificate Balance, by notice given in writing to the Servicer (and to the Trustee and the Seller if given by the Security Insurer or such Holders), at their respective option may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of a successor Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. In the event of a Servicer Termination Event, the Trustee shall act as the initial successor Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any





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

and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Trustee as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and other records relating to the Receivables and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables.

         Section 9.03. Appointment of Successor. (a) On and after the Servicer receives a notice of termination pursuant to Section 9.02, or upon the resignation of the Servicer pursuant to Section 8.06, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee and the Security Insurer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall, with the consent of the Security Insurer appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has ceased to act as Servicer in accordance with this Section 9.03, the Trustee without further action shall automatically be appointed the successor Servicer; provided, however, that the Trustee shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000, whose regular business shall include the servicing of automotive receivables and which shall be reasonably acceptable to the Security Insurer, as the successor to the Servicer under this Agreement.

         (b) The successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities, and termination provisions





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

relating to the Servicer under this Agreement, except as otherwise stated herein. The Seller, the Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.02 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (c) The Controlling Party may exercise at any time its right to appoint as successor to the Servicer a Person, and shall have no liability to the Trustee, the Servicer, the Seller, any Certificateholders or any other Person if it does so. Notwithstanding the above, if the successor Servicer shall be legally unable or unwilling to act as Servicer, and the Security Insurer is no longer the Controlling Party, the successor Servicer, the Trustee or Holders of Certificates evidencing a majority of the Certificate Balance may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the successor Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.06, no provision of this Agreement shall be construed as relieving the successor Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.02, the resignation of the Servicer pursuant to Section 8.06. If upon the termination of the Servicer pursuant to Section 9.02 or the resignation of the Servicer pursuant to Section 8.06, the Controlling Party appoints a successor Servicer.

         (d) Any successor Servicer shall be entitled to receive the Servicing Fee.

         Section 9.04. Notification to Rating Agencies. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX or any event specified in Section 9.01(e), the Seller shall give prompt written notice thereof to each Rating Agency and the Trustee.

         Section 9.05. Waiver of Past Defaults. The Security Insurer or (if the Security Insurer is no longer the Controlling Party) Holders of Certificates evidencing a majority of the Certificate Balance may, on behalf of the Holders of all of the Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.





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

         Section 9.06. Repayment of Advances. The Servicer, if it resigns or is removed pursuant to the terms of this Agreement, shall be entitled to receive reimbursement for Outstanding Advances made by it pursuant to Sections 5.08.


                                   ARTICLE X

                                  The Trustee

         Section 10.01.  Duties of Trustee.   (a)  The duties and obligations
of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

         (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as Schedule I to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables or Liquidated Receivables.

         (d) The Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Security Insurer or, if a Security Insurer Default shall have occurred and be continuing, the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust, or exercising any trust or power conferred upon the Trustee under this Agreement, or for the acts or omissions of any successor Trustee.

         (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if the Trustee shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

         (g) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

         (h) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with its obligations hereunder unless a Trustee Officer obtains actual knowledge of such failure or receives written notice of such failure from the Servicer, the Security Insurer or Holders of Certificates representing in the aggregate not less than 25% of the Certificate Balance.

         (i) None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during the times, if any, when the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 10.02.  Certain Matters Affecting Trustee.   Except as
otherwise provided in Section 10.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) The Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

         (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

         (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith that it believes to be authorized or within its rights or powers conferred upon it by this





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Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

         Section 10.03. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection or priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation before receipt of notice or other discovery of any breach thereof; or any action of the Servicer taken in the name of the Trustee; provided, however, that nothing in this Section 10.03 shall relieve the Trustee of its obligation to perform its duties as provided by this Agreement.

         Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights that it would have if it were not Trustee.

         Section 10.05. Trustee's Fees and Expenses. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to receive as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof between the Servicer and the Trustee, and the Trustee shall be entitled to reimbursement by the Servicer for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement, except any such expenses and fees that may arise from the Trustee's negligence, willful misfeasance or bad faith or that are the responsibility of Certificateholders under this Agreement. The Monthly

Trustee Fee may not be changed without the written consent of the Security Insurer.

         Section 10.06. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and reasonably satisfactory to the Security Insurer. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

         Section 10.07. Resignation or Removal of Trustee. The Trustee may resign at any time and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and, if the Security Insurer is the Controlling Party, the Security Insurer. Upon receiving such notice of resignation, the Servicer or, if the Security Insurer is the Controlling Party, the Security Insurer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or, if the Security Insurer is the Controlling Party, the Security Insurer may remove the Trustee. If the Servicer or the Security Insurer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer or the Security Insurer, as applicable, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy





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

to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08. The Servicer shall provide notice of any resignation or removal of the Trustee to each of the Rating Agencies.

         Section 10.08. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting its appointment as successor Trustee under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents, statements and moneys held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.06.

         Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders, the Rating Agencies and the Security Insurer. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided that such corporation is eligible to serve as Trustee pursuant to Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies and the Security Insurer.





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

         Section 10.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee with the consent of the Security Insurer acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in any such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (c) The Servicer, the Trustee and the Security Insurer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of





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them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

         Section 10.11. Representations and Warranties of Trustee. The Trustee makes the following representations and warranties, on which the Seller and Certificateholders shall be deemed to rely:

                 (a) The Trustee is a New York banking corporation, validly existing and in good standing under the laws of the State of New York.

                 (b) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement and each Basic Document to which it is a party, and has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and each Basic Document to which it is a party.

                 (c) This Agreement and each Basic Document to which it is a party have been duly executed and delivered by the Trustee and shall constitute legal, valid and binding obligations of the Trustee, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                 (d) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party (i) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ,





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

         judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Trustee and
         (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Trustee is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or any Basic Document to which it is a party or the transactions contemplated in this Agreement or any such Basic Document.

                 (e) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party shall not require the authorization, consent, approval of, or the giving of notice to, or the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

         Section 10.12. Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and the Trustee shall promptly sign and file such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Certificateholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).


                                   ARTICLE XI

                                  Termination

         Section 11.01.  Termination of the Trust.   (a)  The respective
obligations and responsibilities of the Seller, the Servicer, and the Trustee hereunder and the Trust created hereby shall terminate upon the earlier to occur of (1) the payment to Certificateholders and to the Security Insurer of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (2) the time provided in Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement. The Servicer shall promptly notify the Trustee and the Rating Agencies of any prospective termination pursuant to this Section.





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


         (b) Except as provided in Section 11.01(a), neither the Seller nor any Certificateholder or Certificate Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust shall be given by the Servicer to the Trustee and the Security Insurer as soon as practicable after the Servicer has received notice thereof.

         (d) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.01(c), stating
(1) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (2) the amount of such final payment and (3) that the Record Date otherwise applicable to such Distribution Date will not be applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.08.

         In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders requesting that such Certificateholders surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Seller.

         Section 11.02. Optional Purchase of All Receivables. On each Determination Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance, the Servicer shall have the option to purchase the Receivables (with the consent of the Security Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim on the Policy or if such purchase would result in any amount owing and remaining unpaid under this Agreement to the Security Insurer or any other Person); provided, however, that the Servicer may not effect any





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such purchase unless the Trustee and the Security Insurer shall have received an Opinion of Counsel acceptable to them that such purchase does not constitute a fraudulent conveyance under applicable federal and state laws. To exercise such option, the Servicer shall deposit to the Collection Account pursuant to
Section 5.06 an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Receivables and such deposit shall be allocated and paid as set forth in Section 5.08.


                                  ARTICLE XII

                            Miscellaneous Provisions

         Section 12.01. Amendment. This Agreement may be amended by the Seller, the Servicer and the Trustee, with the prior written consent of the Security Insurer (so long as the Security Insurer is the Controlling Party) but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to, or changing in any manner or eliminating any provision in, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the prior written consent of the Security Insurer (so long as the Security Insurer is the Controlling Party) and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made on any Certificate or
(b) reduce the aforesaid percentage of the Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding or adversely affect the Security Insurer without the Security Insurer's consent.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if





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

such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.02(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 12.02. Protection of Title to Trust. (a) The Seller and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders, the Security Insurer and the Trustee in the Receivables, the Reserve Account and investments therein, and in the proceeds thereof. The Seller and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section
9-402(7) of the UCC, unless the Seller or the Servicer, as the case may be, shall have given the Trustee and the Security Insurer at least five days' prior written notice of such change and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Seller and the Servicer shall have an obligation to give the Trustee and the Security Insurer at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement within the period of time necessary to fully preserve and protect the interest of the Trust in the Receivables. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America. The Seller and Servicer shall notify the Trustee and the Security Insurer of any relocation of its principal executive office and, if no amendments to previously filed financing statements are necessary, on Opinion of Counsel to such effect.





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         (d)     The Servicer shall maintain accounts and records as to each
Receivable accurately and in sufficient detail to permit (1) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (2) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer of the Receivables under this Agreement, the Servicer's master computer records (including any back-up archives) that refer to any Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivables shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Trustee and the Security Insurer and their respective agents to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable at any time during normal business hours upon reasonable notice.

         (h) Upon request, the Servicer shall furnish to the Trustee or the Security Insurer, as the case may be, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconcil-iation of such list to Schedule I hereto and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee and the Security Insurer, promptly after the execution and delivery of this Agreement and of each amendment hereto and at the time of any merger, consolidation or succession of the Seller or Servicer, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions





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of Counsel in which such details are given, or (B) no such action is necessary to preserve and protect such interest.

         (j) by December 31 of each calendar year beginning December 31, 1996, an Opinion of Counsel, dated as of a date during the 90-day period ending on such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the first priority perfected security interest of the Trustee in the Receivables, the Reserve Account and the investments therein and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Section 12.03. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 12.04.  Limitation on Rights of Certificateholders.   (a)  The
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, or entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in Section 10.01(d) or 12.01) or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless: (1) such Holder previously shall have given to the Trustee written notice of a continuing Servicer Termination Event; (2) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (3) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceed-





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

ing; and (4) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

         Section 12.05.  Governing Law.   THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.06. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Trustee, the Security Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to One Securities Centre, 3490 Piedmont Road, Atlanta, Georgia 30305, Attention:
__________________; (b) in the case of the Servicer, to One Securities Centre, 3490 Piedmont Road, Atlanta, Georgia 30305, Attention: _______________________;
(c) in the case of the Trustee, to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: _____________; (d) in the case of the Security Insurer, to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Group Leader, Research and Risk Management, telephone (212) 312-3000, telecopy (212) 312-3093; (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Service, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         Section 12.07. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





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         Section 12.08.  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.03 and 8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Security Insurer.

         Section 12.09. Third-Party Beneficiaries. The Security Insurer and its successors and assigns shall be third- party beneficiaries of the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce the provisions of this Agreement so long as the Security Insurer is the Controlling Party. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Security Insurer and their successors hereunder and the Certificateholders any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 12.10. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

         Section 12.11. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Trustee, the Security Insurer and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 12.12. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.





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         IN WITNESS WHEREOF, the Seller, the Servicer, and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.




                                  FIDELITY NATIONAL BANK,
                                           as Seller and Servicer



                                  By:
                                      -------------------------------
                                           Name:
                                           Title:



                                  THE BANK OF NEW YORK,
                                           as Trustee



                                  By:
                                      -------------------------------
                                           Name:
                                           Title: